UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2008
VIA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27264 (Commission File Number)	33-0687976 (IRS Employer Identification No.)

750 Battery Street, Suite 330 San Francisco, CA 94111 (Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (415) 283-2200
N/A
(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 18, 2008, VIA Pharmaceuticals, Inc. (the “Company”) entered into two Research, Development and Commercialization Agreements (the “Roche Licenses”) with Hoffmann-La Roche Inc. and Hoffmann-La Roche Ltd (together, “Roche”) to develop and commercialize two sets of compounds. The first was for Roche’s thyroid hormone receptor (“THR”) beta agonist, a clinically ready candidate for the control of cholesterol, triglyceride levels and potential in insulin sensitization/diabetes. The second was for multiple compounds from Roche’s preclinical diacylglycerol acyl transferase 1 (“DGAT1”) metabolic disorders program. Under the terms of the Roche Licenses, VIA will assume control of all development and commercialization of the compounds, and will own exclusive worldwide rights for all potential indications.
     Roche will receive up to $22.8M in upfront and milestone payments, the majority of which is tied to the achievement of product development and regulatory milestones. In addition, once products containing the compounds are approved for marketing, Roche will receive single-digit royalties based on net sales, subject to certain reductions.
     The Company must use commercially reasonable efforts to conduct clinical and commercial development programs for products containing the compounds. Under the Roche License for THR, if the Company has not completed a Phase I clinical trial with respect to a lead product containing this compound within three years, then either the Company must commit to developing another of Roche’s compounds or Roche may terminate the Roche License for that compound.
     If the Company determines that it is not reasonable to continue clinical trials or other development of the compounds, it may elect to cease further development and Roche may terminate the Roche Licenses. If the Company determines not to pursue the development or commercialization of the compounds in the United States, Japan, the United Kingdom, Germany, France, Spain or Italy, Roche may terminate the Roche Licenses solely for such territories.
     The Roche Licenses will expire, unless earlier terminated pursuant to other provisions of the Roche Licenses, on the last to occur of (i) the expiration of the last valid claim of a licensed patent covering the manufacture, use or sale of products containing the compounds, or (ii) ten years after the first sale of a product containing the compounds.
     On December 23, 2008, the Company issued a press release announcing the Roche Licenses. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
* 10.1	Research, Development and Commercialization Agreement, dated as of December 18, 2008, by and between Hoffmann-La Roche Inc., F. Hoffmann-La Roche Ltd and VIA Pharmaceuticals, Inc.

* 10.2	Research, Development and Commercialization Agreement, dated as of December 18, 2008, by and between Hoffmann-La Roche Inc., F. Hoffmann-La Roche Ltd and VIA Pharmaceuticals, Inc.

99.1	Press Release dated December 23, 2008

*	Confidential treatment requested for certain portions of this Exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, which portions are omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA PHARMACEUTICALS, INC.
Date: December 23, 2008	By:	/s/ James G. Stewart
James G. Stewart
Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
* 10.1	Research, Development and Commercialization Agreement, dated as of December 18, 2008, by and between Hoffmann-La Roche Inc., F. Hoffmann-La Roche Ltd and VIA Pharmaceuticals, Inc.

* 10.2	Research, Development and Commercialization Agreement, dated as of December 18, 2008, by and between Hoffmann-La Roche Inc., F. Hoffmann-La Roche Ltd and VIA Pharmaceuticals, Inc.

99.1	Press Release dated December 23, 2008

*	Confidential treatment requested for certain portions of this Exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, which portions are omitted and filed separately with the Securities and Exchange Commission.